SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                 January 7, 1999

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                         THERMO INSTRUMENT SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


Delaware                       1-9786                     04-2925809
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


860 West Airport Freeway
Suite 301
Hurst, Texas                                                76054
(Address of principal executive offices)                 (Zip Code)


                                (817) 485-6663
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's Annual Report on Form 10-K for the year ended January 3, 1998. These include risks and uncertainties relating to: the Registrant's acquisition and spinout strategies, competition and technological change, intellectual property rights and litigation, dependence on certain key industries and international operations, possible changes in governmental regulations, capital spending and government funding policies, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On January 7, 1999, the Registrant issued a press release announcing that it will commence a cash tender offer for all outstanding shares of
Spectra-Physics AB for 160 Swedish krona per share (approximately $20 per share). Spectra-Physics AB is a public company headquartered in Stockholm, Sweden, with its shares listed on the Stockholm Stock Exchange. Spectra-Physics AB's board of directors has recommended that its shareholders accept the offer. Spectra-Physics AB has approximately 17.62 million shares outstanding, giving the offer a value of approximately $355 million. The offer will not extend to shareholders in the United States or to any other shareholder whose participation in the offer would require any prospectus, registration, or measures other than those required by Swedish law.

      Spectra-Physics AB manufactures a wide range of laser-based instrumentation systems, primarily for the process-control, industrial measurement, construction, research, commercial, and government markets. Spectra-Physics AB employs approximately 2,800 people and has significant manufacturing and marketing operations at various locations throughout North
America and Europe, in addition to a presence in the Pacific Rim. Spectra-Physics AB is organized into five operating groups, as follows:

     (a) Spectra-Physics Lasers, Inc. - serves the OEM and industrial markets, as well as the research and development market, with high-power semiconductor lasers, semiconductor laser-pumped solid-state lasers, conventional lasers, and laser disk-texturing products. Spectra-Physics Lasers, Inc. is an 80 percent-owned public subsidiary of Spectra-Physics AB, and its shares are traded on NASDAQ (SPLI);

      (b) Spectra Precision Group - serves the construction instruments market with surveying instruments, laser-based positioning instruments, heavy-construction equipment position and control systems, and related software products;

      (c) Industrial Measurement Group - provides industrial weighing and force-measurement systems, laser-based wear control and measurement systems, and laser systems and components for certain process-control industries;

      (d) Pharos Marine/Automatic Power Group - provides the offshore oil platform and the port and lighthouse authority markets with marine navigation equipment and systems such as flashing and rotating beacons, radar beacons, radar target enhancers, GPS reference stations, and remote monitoring systems; and

      (e) FLIR Systems, Inc. - serves the government, public safety, defense, commercial, and industrial markets with thermal imaging systems used to detect infrared heat or radiation. FLIR Systems, Inc. is a public company traded on NASDAQ. Spectra-Physics AB holds approximately 35 percent of the outstanding shares of FLIR Systems, Inc.

      Final closure of the transaction is subject to certain conditions, including the successful and timely completion of the public cash tender offer yielding over 90 percent of Spectra-Physics AB shares, and antitrust regulatory clearances in the United States and in certain European countries.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.



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                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 8th day of January, 1999.



                                    THERMO INSTRUMENT SYSTEMS INC.


                                    By:/s/ Theo Melas-Kyriazi
                                        Theo Melas-Kyriazi
                                         Chief Financial Officer